Exhibit 10.2

PIEDMONT OFFICE REALTY TRUST, INC.
SECOND AMENDED AND RESTATED 2007 OMNIBUS INCENTIVE PLAN
(Amendment No. 3 Effective June 6, 2025)
This Amendment No. 3 (this “Amendment”) to the Piedmont Office Realty Trust, Inc. Second Amended and Restated 2007 Omnibus Incentive Plan (the “Plan”), as most recently amended and restated on March 18, 2021, as amended by Amendment No. 1 to the Plan adopted by the Board of Directors of the Piedmont Office Realty Trust, Inc. (the “Board”) on March 12, 2024 (“Amendment No. 1”) and as further amended by Amendment No. 2 to the Plan adopted by the Board on April 9, 2024 (“Amendment No. 2”), shall become effective upon the effective date set forth in the Articles of Amendment to the Third Articles of Amendment and Restatement (the “Charter Amendment”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Plan.
WHEREAS, Piedmont Office Realty Trust, Inc. sponsors and maintains the Plan for the benefit of its officers, key employees, Non-Employee Directors and consultants;
WHEREAS, the Board may amend the Plan in accordance with Section 17 of the Plan; and
WHEREAS, the Board has determined that it is in the best interests of Piedmont Office Realty Trust, Inc. to amend the Plan to reflect Piedmont Office Realty Trust, Inc.’s legal name change to “Piedmont Realty Trust, Inc.”
NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended such that, effective upon the effective date set forth in the Charter Amendment, all references therein to “Piedmont Office Realty Trust, Inc.” shall be deleted in their entirety and replaced by “Piedmont Realty Trust, Inc.”
Except as specifically amended herein, the provisions of the Plan that are not otherwise specifically modified herein, shall remain in full force and effect.
Adopted by the Board on this 23rd day of April, 2025.